UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE

SECURITIES EXCHANGE ACT OF 1934

Date of report (Date of earliest event reported):	January 27, 2006 (January 24, 2006)

ACTIVISION, INC.

(Exact Name of Registrant as Specified in Charter)

Delaware	0-12699	95-4803544
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

3100 Ocean Park Blvd., Santa Monica, CA	90405
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code (310) 255- 2000

N/A

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02. Departure of Directors or Principal Officers; Election of Directors; Appointment of Principal Officers.

On January 24, 2006, Mr. Michael Griffith was appointed principal executive officer of Activision, Inc. (the “Company”), in addition to his existing position as President and Chief Executive Officer of Activision Publishing, Inc. Mr. Robert A. Kotick will remain the Company’s Chairman and Chief Executive Officer and is also designated as a principal executive officer. For information regarding Mr. Griffith’s business experience and compensation, please see Item 5.02 of the Company’s Current Report on Form 8-K dated June 21, 2005, which is incorporated herein by reference.

On January 24, 2006, Mr. Thomas Tippl was appointed as the principal financial officer of the Company, in addition to his existing position as Chief Financial Officer of Activision Publishing, Inc. For information regarding Mr. Tippl’s business experience and compensation, please see Item 5.02 of the Company’s Current Report on Form 8-K dated September 19, 2005, which is incorporated herein by reference.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date January 27, 2006	ACTIVISION, INC.
	By:	/s/ Michael Griffith
Name: Michael Griffith Title: President and Chief Executive Officer of Activision Publishing, Inc.

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